Exhibit 10.1

DocuSign Envelope ID: 6E98C7EC-CAA8-458A-AC09-8EA3D83C5E7C

THIS IS A COPY
This is a copy view of the Authoritative Copy held by the designated custodian

4750851354

SBA
U.S Small Business Administration

U.S. Small Business Administration

NOTE

SBA Loan #	2893887202
SBA Loan Name:	Paycheck Protection Program.
Date:	4/23/20
Loan Amount:	$ 787,200.00
Interest Rate:	1.0% fixed interest rate
Borrower Name and Address:	PRECIPIO INC. 4 SCIENCE PARK, NEW HAVEN, CT 06511
Operating Company:	PRECIPIO INC.
Lender:	Webster Bank, National Association

1. PROMISE TO PAY:

In Return for the Loan, Borrower promises to pay to the order of Lender the amount of **Seven Hundred Eighty-Seven Thousand, Two Hundred and No/100** Dollars, interest on the unpaid Principal Balance, and all other amounts required by this Note.

2. DEFINITIONS: ***(to the extent applicable to the subject transaction):***

"Collateral" means any property taken as security for payment of this Note or any guarantee of this Note.
"Guarantor" means each person or entity that signs a guarantee of payment of this Note.
"Loan" means the loan evidenced by this Note.
"Loan Documents" means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.
"SBA" means the Small Business Administration, an Agency of the United States of America.

COPY VIEW

SBA Form 147 (06/03/02) Version 4.1

Page 1
SBAPPP1

DocuSign Envelope ID: 6E98C7EC-CAA8-458A-AC09-8EA3D83C5E7C

THIS IS A COPY
This is a copy view of the Authoritative Copy held by the designated custodian

4750851354

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

(3) (a) Payments and Interest Rate

Borrower(s) understand it will have a six (6) month repayment deferral period, ("Deferral Period") which starts on 5/23/2020 and ends on 10/23/2020. Upon expiration of the Deferral Period, Borrower understands and agrees to pay (18) equal monthly installments of $ 44080.38 . Starting on 11/23/2020 . Borrower payments are first applied to interest and then principal owed. If Borrower still owes any amount under this Note after making its final payment on 4/23/2022 , Borrower will pay all of those amounts in full on that date, subject to the forgiveness provision set forth in section (f).

The Interest Rate on this Note shall be calculated on an actual / 365 basis on the unpaid principal balance.

Borrower will make its monthly payments to Webster Bank, N.A. P.O. Box 1809 Hartford, CT 06144-1809 or a different place if required by Note Holder.

(b) Late Fees: There are no late charges for an overdue payment(s).

(c) Prepayment: Borrower may prepay this loan in whole or part at any time without penalty.

(d) THIS NOTE IS NOT SECURED AND THERE IS NO PERSONAL GUARANTEE ASSOCIATED WITH THIS NOTE. BORROWER CERTIFIES THAT THE LOAN PROCEEDS SHALL BE USED TO MAINTAIN CERTAIN PAYROLL COSTS, COVERED MORTGAGE INTEREST PAYMENTS, LEASE PAYMENTS, AND UTILITIES.

(e) For Borrowers who currently have any additional loans outstanding with Lender, the Paycheck Protection Program shall not constitute additional debt under any outstanding credit facility with Lender.

(f) Loan Forgiveness. Borrower understands and acknowledges that:

You will owe money when your loan is due if you use the loan proceeds for anything other than payroll costs, mortgage interest, rent, and utilities payments over the 8 weeks following obtaining the loan proceeds.

It is anticipated that not more than 25% of the forgiven amount may be for non-payroll costs.

COPY VIEW

SBA Form 147 (06/03/02)Version 4.1

Page 2
SBAPPP2

SBA Form 147 (06/03/02)Version 4.14.DEFAULT:(totheextentapplicabletothesubjecttransaction)BorrowerisindefaultunderthisNoteifBorrowerdoesnotmakeapaymentwhendueunderthisNote,orif Borrower or Operating Company:A. Fails to do anything required by this Note and other Loan Documents;B. Defaults on any other loan with Lender;C. Does not preserve, or account to Lender's satisfaction for, any of the Collateral or its proceeds;D. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;E. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;F. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower's ability to pay this Note;G. Fails to pay any taxes when due;H. Becomes the subject of a proceeding under any bankruptcy or insolvency law;I. Has a receiver or liquidator appointed for any part of their business or property;J. Makes an assignment for the benefit of creditors;K. Has an adverse change in financial condition or business operation that Lender believes may materially affect Borrower's ability to pay this Note;L. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; orM. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.5.LENDER'SRIGHTSIFTHEREISADEFAULT:(totheextentapplicabletothesubjecttransaction). Without notice or demand and without giving up any of its rights, Lender may:A. Require immediate payment of all amounts owing under this Note;B. Collect all amounts owing from any Borrower or Guarantor;C. File suit and obtain judgement;D. Take possession of any Collateral; orE. Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement; 6.LENDER'SGENERALPOWERS:(totheextentapplicabletothesubjecttransaction) Without notice and without Borrower's consent. Lender may:A. Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses:B. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;C. Release anyone obligated to pay this Note;D. Compromise, release, renew, extend or substitute any of the Collateral; andE. Take any action necessary to protect the Collateral or collect amounts owing on this Note.Page3SBAPPP34750851354COPY VIEW

SBA Form 147 (06/03/02)Version 4.17. WHEN FEDERAL LAW APPLIES: When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.8. SUCCESSORS AND ASSIGNS: Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.9.GENERALPROVISIONS:(totheextentapplicabletothesubjecttransaction) A. All individuals and entities signing this Note are jointly and severally liable. B. Borrower waives all suretyship defenses. C. Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender's liens on Collateral. D. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them. E. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note. F. If any part of this Note is unenforceable, all other parts remain in effect. G. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral;ordidnotobtainthefairmarketvalueofCollateralatasale.Page 4SBAPPP44750851354COPY VIEW

DocuSign Envelope ID: 6E98C7EC-CAA8-458A-AC09-8EA3D83C5E7C

THIS IS A COPY
This is a copy view of the Authoritative Copy held by the designated custodian

4750851354

10. **Giving of Notices:** Any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by first class mail addressed to Borrower at the address above. A notice will be delivered or mailed to Borrower at a different address if Borrower gives the Note Holder a notice of a different address. Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail addressed to the Note Holder at the address stated in Section 3 above. A notice will be mailed to the Note Holder at a different address if Borrower is given a notice of that different address.

11. **GOVERNING LAW:** Borrower understands and agrees that Lender is a national bank headquartered in Connecticut, Lender's decision to make (or not make) any Loan to Borrower occurs in Connecticut, and the Loan will be disbursed by Lender from Connecticut. **Consequently, the provisions of this Agreement will be governed by federal law and (to the extent not preempted by federal law) the laws of the State of Connecticut, without regard to conflict of law rules.**

12. **Changes to Agreement:** Except as otherwise indicated in this Agreement, no term or provision of this Agreement may be changed unless agreed to in writing by both Lender and Borrower.

13. **Communicating with Borrower:** To the extent permitted by applicable law, and without limiting any other rights you may have, Borrower expressly consents and authorizes Lender, and its affiliates or agents, and any subsequent holder or servicer of the Loan to communicate with it, in connection with the Application or the Loan, and in connection with all other current or future loans, using any phone number or email address that Borrower provided in the Application, or using any phone number or email address that Borrower provides in the future. Lender, and its affiliates or agents, and any subsequent holder or servicer of the Loan, may communicate with Borrower using any current or future means of communication, including, but not limited to, automated telephone dialing equipment, artificial or pre-recorded voice messages, SMS text messages, email directed to me at a mobile telephone service, or email otherwise directed to me, for any purpose other than telemarketing communications. BORROWER AUTHORIZES THE USE OF SUCH MEANS OF COMMUNICATION EVEN IF BORROWER WILL INCUR COSTS TO RECEIVE SUCH PHONE MESSAGES, TEXT MESSAGES, OR EMAILS.

14. **Electronic Signatures and Records. If Borrower executed this Agreement using an electronic signature, Borrower intends: (i) the electronic signature to be an electronic signature under applicable federal and state law, (ii) to conduct business with the Lender using electronic records and electronic signatures. If Borrower has signed this Agreement on paper and scanned the signed Agreement for electronic transmission and delivery to Lender (via facsimile, electronic mail or otherwise), then Borrower has consented to the use of electronic signatures and records in connection with this Agreement, and the provisions of this paragraph apply. Borrower agrees that this Agreement, any printout of Lender's electronic record of this Agreement and related notices to be an original document any related document or notice, and any related signature may not be denied legal effect or enforceability solely because the record or signature is in electronic form. Any transfer of the obligations of this Agreement set forth herein will be subject to Article 9 of the Uniform Commercial Code.**

15. **COMMUNICATIONS UNDER THE FEDERAL BANKRUPTCY CODE.** Any communication with you required or permitted under the Federal Bankruptcy Code must be in writing, must include my account number and must be sent to Webster Bank, N.A. PO Box 30, Waterbury CT 06720-0030.

16. **Severability.** If any provision of this Agreement is held invalid or unenforceable by a court having jurisdiction, the remaining provisions of this Agreement shall not be affected, and this Agreement shall be construed as if such invalid or unenforceable provisions had not been included in this Agreement.

COPY VIEW

SBA Form 147 (06/03/02)Version 4.1

Page 5
SBAPPP5

SBA Form 147 (06/03/02)Version 4.1By signing below, each individual or entity becomes obligated under this Note as Borrower. By: Name: Title: Date: By: Name: Title: Date: Page 6SBAPPP64750851354ILAN DANIELI PRECIPIO INC.April 23, 2020CARL IBERGERPRECIPIO INC.April 23, 2020CEO4/23/2020 | 4:00 PM PDT4/23/2020 | 7:29 PM EDTChief Financial OfficerCOPY VIEW